As filed with the Securities and Exchange Commission on August 10, 2009

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	95-0740960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 North 4th Street
Richmond, Virginia 23219
(Address of Principal Executive Offices)

MASSEY ENERGY COMPANY
AMENDED AND RESTATED
2006 STOCK AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Richard R. Grinnan, Esq.
Vice President and Corporate Secretary
Massey Energy Company
4 North 4th Street
Richmond, Virginia 23219
(804) 788-1800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David M. Carter, Esq.
David I. Meyers, Esq.
Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
(804) 697-1253

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	X	Accelerated filer __
Non-accelerated filer	__ (Do not check if a smaller reporting company)	Smaller reporting company __

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.625 par value	1,550,000 shares	$27.795	$43,082,250	$2,404

(1)
Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of $27.795 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 3, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

Massey Energy Company (the “Company”) is hereby registering 1,550,000 additional shares of its common stock, par value $0.625 per share (the “Common Stock”), for issuance under the Massey Energy Company Amended and Restated 2006 Stock and Incentive Compensation Plan (the “2006 Plan”). The registration statement on Form S-8 (Registration No. 333-136459, the “Prior 2006 Plan Registration Statement”), as filed with the Securities and Exchange Commission on August 9, 2006, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior 2006 Plan Registration Statement, to the extent they relate to the 2006 Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 8.                     Exhibits

Exhibit No.	Description
4.1
Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000 and incorporated herein by reference) (File No. 001-07775).

4.2
Restated Bylaws, as amended as of July 1, 2009, of the Company (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed July 2, 2009 and incorporated herein by reference) (File No. 001-07775).

4.3	Massey Energy Company Amended and Restated 2006 Stock and Incentive Compensation Plan, effective May 19, 2009 (filed herewith).

5.1	Opinion of Troutman Sanders LLP, regarding the Common Stock.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 10th day of August, 2009.

MASSEY ENERGY COMPANY
(Registrant)

By:	/s/ Richard R. Grinnan, Esq.
Name:	Richard R. Grinnan, Esq.
Title:	Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Don L. Blankenship	Chairman and Chief Executive Officer (Principal Executive Officer)	August 10, 2009
Don L. Blankenship

/s/ Eric B. Tolbert	Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2009
Eric B. Tolbert

/s/ David W. Owings	Controller (Principal Accounting Officer)	August 10, 2009
David W. Owings

*	Director	August 10, 2009
James B. Crawford

*	Director	August 10, 2009
Robert H. Foglesong

*	Director	August 10, 2009
Richard M. Gabrys

*	Director	August 10, 2009
Bobby R. Inman

*	Director	August 10, 2009
Lady Judge

*	Director	August 10, 2009
Dan R. Moore

*	President and Director	August 10, 2009
Baxter F. Phillips

*	Director	August 10, 2009
Stanley C. Suboleski

By:	/s/ Richard R. Grinnan, Esq.
Richard R. Grinnan, Esq. Attorney-in-Fact
 *           Manually signed Powers of Attorney authorizing Eric B. Tolbert, Richard R. Grinnan and Jeffrey M. Jarosinski, and each of them, to sign the Registration Statement on Form S-8 and anyamendments thereto as attorney-in-fact for certain directors and officers are included herein as Exhibit 24.1.

EXHIBIT INDEX

Exhibit No.	Description
4.1
Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000 and incorporated herein by reference) (File No. 001-07775).

4.2
Restated Bylaws, as amended as of July 1, 2009, of the Company (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed July 2, 2009 and incorporated herein by reference) (File No. 001-07775).

4.3	Massey Energy Company Amended and Restated 2006 Stock and Incentive Compensation Plan, effective May 19, 2009 (filed herewith).

5.1	Opinion of Troutman Sanders LLP, regarding the Common Stock.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.